EXHIBIT 5.01

June 12, 2009

Versant Corporation

255 Shoreline Drive, Suite 450

Redwood City, CA 94065

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Versant Corporation, a California corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about June 12, 2009 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 270,000 shares of the Company’s Common Stock (the “Shares”), (a) 200,000 shares of which are subject to issuance by the Company upon the grant of restricted awards or stock bonuses, and/or upon exercise of stock options granted or to be granted, under the Company’s 2005 Equity Incentive Plan, as amended (the “EIP Plan”), (b) 50,000 shares of which are subject to issuance by the Company upon the exercise of purchase rights granted or to be granted under the Company’s 2005 Employee Stock Purchase Plan, as amended (the “Purchase Plan”) and (c) 20,000 shares of which are subject to issuance by the Company upon the exercise of stock options granted or to be granted under the Company’s 2005 Directors Stock Option Plan, as amended (the “Directors Plan”).  The EIP Plan, the Purchase Plan and the Directors Plan are collectively referred to in this opinion as the “Plans”.  In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following.

(1)                                 the Company’s Amended and Restated Articles of Incorporation dated March 18, 2004, certified by the California Secretary of State on March 18, 2004, and the Certificate of Amendment of Amended and Restated Articles of Incorporation, dated August 22, 2005, certified by the California Secretary of State on August 22, 2005;

(2)                                 the Company’s Amended and Restated Bylaws, certified by the Company’s Secretary on June 9, 2009;

(3)                                 the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

(4)                                 the Prospectuses with respect to the Plans prepared in connection with the Registration Statement;

(5)                                 all actions, consents and minutes of meetings of the Company’s incorporator, Board of Directors and shareholders which are contained in the minute books of the Company in our possession, including without limitation:  (a) the minutes of the meeting of the Compensation Committee of the Company’s Board of Directors held on March 1, 2005 approving and recommending that the Company’s Board of Directors adopt and approve the Plans; (b) the minutes of the meetings of the Company’s Board of Directors held on March 1, 2005 and June 1, 2005 adopting and approving the Plans, subject to obtaining shareholder approval of the Plans; (c) the minutes of the annual meeting of the Company’s shareholders held on August 22, 2005 approving the adoption of the Plans; (d) the minutes of the meeting of the Company’s Board of Directors held on December 21, 2006 approving an amendment to the EIP Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 200,000 shares and an amendment to the Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 50,000 shares (in each case subject to shareholder approval); (e) the Action by Unanimous Written Consent of the Board of Directors dated April 12, 2007 amending certain provisions of the EIP Plan; (f) the minutes of the meeting of the Company’s shareholders held on April 23, 2007 approving the amendments to the EIP Plan and the Purchase Plan described in preceding clause (d); (g) the minutes of the meetings of the Company’s Board of Directors held on November 29, 2007 and January 28, 2008 approving an amendment to the Directors Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 50,000 shares, subject to shareholder approval; (h) the minutes of the annual meeting of the Company’s shareholders held on April 24, 2008, approving the amendment of the Directors Plan described in the preceding clause (g); (i) the minutes of the meetings of the Company’s Board of Directors held on January 9, 2009 and February 20, 2009 approving (i) an amendment to the EIP Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 200,000 shares, (ii) an amendment to the Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 50,000 shares, and (iii) an amendment to the Directors Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 20,000 shares, in each case subject to shareholder approval (collectively, the “Plan Amendments”) and authorizing the submission of the Plan Amendments to the Company’s shareholders for their vote and approval; (j) the minutes of the annual meeting of the Company’s shareholders held on April 24, 2009 approving the Plan Amendments; and (k) draft minutes of the meeting of the Board of Directors held on June 5, 2009 approving the filing of the Registration Statement with the Commission;

(6)                                 The Company’s definitive proxy statements filed with the Commission for the Company’s annual meetings of shareholders held on August 22, 2005, April 23, 2007 and April 24, 2009;

(7)                                 the (Revised) Certificate and Report of Inspector of Elections for Annual Meeting of the Shareholders of Versant Corporation dated April 24, 2009, executed by Joshua McGinn of Mellon Investor Services, LLC, Inspector of Elections, regarding the shareholder voting results at the Company’s Annual Meeting of Shareholders held on April 24, 2009;

(8)                                 a verification from BNY Mellon Shareowner Services, L.L.C., the Company’s transfer agent, dated as of June 10, 2009 verifying the number of the Company’s issued and outstanding shares of Common Stock, no par value, as of June 9, 2009;

(9)                                 an Opinion Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations, including the representations set forth in Paragraph (10) below (the “Opinion Certificate”); and

(10)                           a representation from the Company dated as of the date of this opinion confirming the total number, in each case as of the date of this opinion, of (a) all authorized shares of the Company’s capital stock, (b) all outstanding shares of its capital stock of each class and series, (c) all issued and outstanding options, warrants and any other rights to purchase or acquire from the Company any shares of its capital stock and the total number of shares of its capital stock of each class and series that are potentially issuable upon the exercise, conversion or exchange of all such issued and outstanding options, warrants and rights, and (d) all additional shares of capital stock that are reserved for future issuance in connection with the Company’s equity incentive and stock purchase plans and all other plans, agreements or rights that exist as of the date of this opinion.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.  We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Opinion Certificate.  We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and of the State of California.

Based upon the foregoing, it is our opinion that the 270,000 shares of the Company’s Common Stock comprising the Shares that may be issued and sold by the Company upon the exercise of stock options granted or to be granted under the EIP Plan and the Directors Plan, upon the issuance or grant of stock awards or stock bonuses under the EIP Plan and upon the exercise of purchase rights under the Purchase Plan, in each case when issued, sold and delivered in accordance with the applicable plan agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectuses, will be validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectuses constituting a part thereof and any amendments thereto.  This opinion is intended solely for use in connection with issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose.  We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

/S/ FENWICK & WEST LLP